SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On February 6, 2018, American Housing Income Trust, Inc. (the “Company”) issued a press release titled “Corix Bioscience Quarterly Shareholder Update.” The purpose of the release is to update shareholders on actions the Company took in the prior three months, including harvesting industrial hemp in Carson City, Nevada, purchasing hemp processing equipment, acquiring Pharmaceutical Development Corp LTD, and initiating a Joint Venture with ChampRX. The full press release is attached hereto as an exhibit.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Document

99.1	Press Release dated February 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Corix Bioscience, Inc.

By:	/s/ Michael Ogburn
Name:	Michael Ogburn
Title:	Chief Executive Officer and President

Dated:	February 8, 2018

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